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                                                              EXHIBIT-99.B1(b).

                               KEMPER TRUST #23

                       WRITTEN INSTRUMENT AMENDING THE
                      AGREEMENT AND DECLARATION OF TRUST

                              September 7, 1995

        The undersigned, being the sole trustee of Kemper Trust #23 (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated June 12, 1995 (the "Declaration of Trust"), pursuant to Section 1 of Article I and Section 4 of Article IX of the Declaration of Trust, does hereby change the name of the Trust to "Kemper Horizon Fund." This instrument shall constitute an amendment to the Declaration of Trust.

        IN WITNESS WHEREOF, the undersigned has this 7th day of September, 1995, signed these presents.


                              /s/ Philip J. Collora
                              -------------------------------------
                              Philip J. Collora, Sole Trustee
                              2734 Lawndale Avenue
                              Evanston, Illinois  60201


The address of the Trust is:
120 South LaSalle Street
Chicago, Illinois  60603